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Exhibit 99.4

LEVEL 3 FINANCING, INC.
Offer to Exchange

Up to $150,000,000 in principal amount of
Floating Rate Senior Notes due 2011
for
$150,000,000 in principal amount of
Floating Rate Senior Notes due 2011

and

Up to $550,000,000 in principal amount of
12.25% Senior Notes due 2013
for
$550,000,000 in principal amount of
12.25% Senior Notes due 2013

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus, dated                        , 2006 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Level 3 Financing, Inc. (the "Issuer") and Level 3 Communications, Inc. (the "Guarantor") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Issuer and the Guarantor to exchange up to $150,000,000 in principal amount of the Issuer's new Floating Rate Senior Notes due 2011 and up to $550,000,000 in principal amount of the Issuer's new 12.25% Senior Notes due 2013 for the outstanding $150,000,000 in principal amount of the Issuer's Floating Rate Senior Notes due 2011 (the "Floating Rate Notes") and $550,000,000 in principal amount of the Issuer's 12.25% Senior Notes due 2013 (the "2013 Notes" and, together with the Floating Rate Notes, the "Original Notes"). The Original Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended.

        We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuer and the Guarantor will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer and/or Guarantor will pay all transfer taxes, if any, applicable to the tender of Original Notes to them or their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

  3.
  A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

  4.
  A form of Notice of Guaranteed Delivery.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 6, 2006, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

        Additional copies of the enclosed material may be obtained from The Bank of New York, the Exchange Agent, by calling (212) 815-2742.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY PERSON AN AGENT OF THE ISSUER, THE GUARANTOR OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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LEVEL 3 FINANCING, INC. Offer to Exchange